UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 25, 2014, TreeHouse Foods, Inc. (the “Company”) and certain of its domestic subsidiaries (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce Fenner & Smith Incorporated, as representative of the several underwriters named therein, relating to the issuance and sale by the Company of $400 million in aggregate principal amount of 4.875% Senior Notes due 2022 (the “Notes”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Subsidiary Guarantors. It also provides for customary indemnification by each of the Company, the Subsidiary Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

TreeHouse is offering the Notes pursuant to the Company’s automatic shelf registration statement that became effective upon filing with the Securities Exchange Commission on November 20, 2013, and solely by means of a prospectus supplement and accompanying prospectus. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01 Other Events.

On February 25, 2014, the Company announced that it launched and priced the underwritten public offering of Notes. The Company’s press releases announcing the launch and pricing of the offering are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

On February 25, 2014, the Company announced that it commenced a cash tender offer to purchase any and all of its outstanding $400 million in aggregate principal amount of 7.750% Senior Notes due 2018 (the “2018 Notes”). In connection with the tender offer, the Company is soliciting consents to proposed amendments that would eliminate most of the restrictive covenants and certain events of default contained in the indenture governing the 2018 Notes. The Company’s press release announcing the commencement of the tender offer is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their respective affiliates perform and have performed commercial and investment banking and advisory services for the Company and its affiliates from time to time for which they receive and have received customary fees and expenses. In addition, the Underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business for which they will receive fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of February 25, 2014, between the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce Fenner & Smith Incorporated

99.1	Press release, issued February 25, 2014, announcing the launch of the Notes offering

99.2	Press release, issued February 25, 2014, announcing the pricing of the Notes offering

99.3	Press release, issued February 25, 2014, announcing the launch of the tender offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: March 3, 2014	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated as of February 25, 2014, between the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce Fenner & Smith Incorporated

99.1	Press release, issued February 25, 2014, announcing the launch of the Notes offering

99.2	Press release, issued February 25, 2014, announcing the pricing of the Notes offering

99.3	Press release, issued February 25, 2014, announcing the launch of the tender offer

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